Exhibit 1.01

Conflict Minerals Report for the year ended December 31, 2020

Nortech Systems, Inc. is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten, and gold ("Conflict Minerals") are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at: http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech's policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via email and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements. The team currently includes the following roles:

Team Members:	Document Specialist
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•

Due to the size of the Nortech's sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•	We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•	Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

•	Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•	Supplier declarations were reviewed for completeness, accuracy and conformance to Nortech requirements.

•	An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear or nonconforming.

Analysis of Supplier Survey Responses

•

We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•

Conflict minerals information from some suppliers was presented to Nortech at a "company-level" rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•	Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.
•

Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from RMI. The lists of smelters and refiners are included as Table 1.

•

Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, Tony Goetz NV, Universal Precious Metals Refining Zambia, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the RMI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as "company-level" responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain. As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. If we determine that material sourced from these facilities is present in Nortech's supply chain, we will work with our suppliers to explore alternatives.

•	Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•	Nortech issues a standard response using the RMI CMRT.

Third Party Audits of Processing Facilities

•

Nortech does not conduct audits of smelters or refiners. We support the Responsible Mineral Initiative's Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•	In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.comDeclaration

•	Based on our due diligence results, Nortech has determined that our products are 'DRC Conflict Undeterminable'.

Independent Private Sector Audit

•	Not required for reporting year 2020.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time. Moreover , there are inherent limitations and risks in the information that is available. We are reliant on the information provided to us by our suppliers and industry initiatives such as the RMI. Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

8853 S.p.A.
Abington Reldan Metals, LLC
Advanced Chemical Company
African Gold Refinery
Western Australian Mint (T/a The Perth Mint)
Aida Chemical Industries Co., Ltd.
Dowa
Al Etihad Gold Refinery DMCC
Alexy Metals
Allgemeine Gold-und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
Asahi Pretec Corp.
AngloGold Ashanti Corrego do Sitio Mineracao
Tongling Nonferrous Metals Group Co., Ltd.
Argor-Heraeus S.A.
Asahi Refining Canada Ltd.
Asahi Refining USA Inc.
Asaka Riken Co., Ltd.
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
AU Traders and Refiners
Augmont Enterprises Private Limited
Aurubis AG
Bangalore Refinery
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
C. Hafner GmbH + Co. KG
C.I Metales Procesados Industriales SAS
Caridad
CCR Refinery - Glencore Canada Corporation
Cendres + Metaux S.A.

CGR Metalloys Pvt Ltd.
Yunnan Copper Industry Co., Ltd.
Chimet S.p.A.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Shandong Gold Smelting Co., Ltd.
Chugai Mining
Daye Non-Ferrous Metals Mining Ltd.
Degussa Sonne / Mond Goldhandel GmbH
Dijllah Gold Refinery FZC
DSC (Do Sung Corporation)
DODUCO Contacts and Refining GmbH
TSK Pretech
Eco-System Recycling Co., Ltd. East Plant
Eco-System Recycling Co., Ltd. North Plant
Eco-System Recycling Co., Ltd. West Plant
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Emerald Jewel Industry India Limited (Unit 1)
Emerald Jewel Industry India Limited (Unit 2)
Emerald Jewel Industry India Limited (Unit 3)
Emerald Jewel Industry India Limited (Unit 4)
Emirates Gold DMCC
Moscow Special Alloys Processing Plant
Fidelity Printers and Refiners Ltd.
JSC Novosibirsk Refinery
Fujairah Gold FZC
Gold Refinery of Zijin Mining Group Co., Ltd.
GCC Gujrat Gold Centre Pvt. Ltd.
Geib Refining Corporation
Gold Coast Refinery
Great Wall Precious Metals Co., Ltd. of CBPM
Guangdong Jinding Gold Limited
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.
LT Metal Ltd.
Heimerle + Meule GmbH
Heraeus Germany GmbH Co. KG
Heraeus Metals Hong Kong Ltd.
Hunan Chenzhou Mining Co., Ltd.
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
HwaSeong CJ CO., LTD.
Industrial Refining Company
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
International Precious Metal Refiners
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Italpreziosi
JALAN & Company
Japan Mint

Jiangxi Copper Co., Ltd.
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.
K.A. Rasmussen
Kaloti Precious Metals
Kazakhmys Smelting LLC
Kazzinc
Kennecott Utah Copper LLC
KGHM Polska Miedz Spolka Akcyjna
Kojima Chemicals Co., Ltd.
Korea Zinc Co., Ltd.
Kundan Care Products Ltd.
Kyrgyzaltyn JSC
Kyshtym Copper-Electrolytic Plant ZAO
L'azurde Company For Jewelry
Lingbao Gold Co., Ltd.
Lingbao Jinyuan Tonghui Refinery Co., Ltd.
L'Orfebre S.A.
LS-NIKKO Copper Inc.
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Marsam Metals
Materion
Matsuda Sangyo Co., Ltd.
MD Overseas
Sumitomo Metal Mining Co., Ltd.
Metal Concentrators SA (Pty) Ltd.
Metalurgica Met-Mex Penoles S.A. De C.V.
Metallix Refining Inc.
Umicore S.A. Business Unit Precious Metals Refining
Metalor Technologies S.A.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor Technologies (Suzhou) Ltd.
Metalor USA Refining Corporation
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
MMTC-PAMP India Pvt., Ltd.
Modeltech Sdn Bhd
Morris and Watson
Nadir Metal Rafineri San. Ve Tic. A.S.
Navoi Mining and Metallurgical Combinat
NH Recytech Company
Nihon Material Co., Ltd.
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Ohura Precious Metal Industry Co., Ltd.
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
PAMP S.A.

Pease & Curren
Penglai Penggang Gold Industry Co., Ltd.
Planta Recuperadora de Metales SpA
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Precinox S.A.
QG Refining, LLC
Rand Refinery (Pty) Ltd.
Refinery of Seemine Gold Co., Ltd.
REMONDIS PMR B.V.
Royal Canadian Mint
SAAMP
Sabin Metal Corp.
Safimet S.p.A
SAFINA A.S.
Sai Refinery
Samduck Precious Metals
Samwon Metals Corp.
Sancus ZFS (L’Orfebre, SA)
SAXONIA Edelmetalle GmbH
Sellem Industries Ltd.
SEMPSA Joyeria Plateria S.A.
Shandong Humon Smelting Co., Ltd.
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Shenzhen Zhonghenglong Real Industry Co., Ltd.
Shirpur Gold Refinery Ltd.
Tanaka Kikinzoku Kogyo K.K.
SOE Shyolkovsky Factory of Secondary Precious Metals
Sichuan Tianze Precious Metals Co., Ltd.
Singway Technology Co., Ltd.
Solar Applied Materials Technology Corp.
Sovereign Metals
State Research Institute Center for Physical Sciences and Technology
Sudan Gold Refinery
SungEel HiMetal Co., Ltd.
Super Dragon Technology Co., Ltd.
T.C.A S.p.A
Tokuriki Honten Co., Ltd.
TOO Tau-Ken-Altyn
Torecom
Umicore Precious Metals Thailand
United Precious Metal Refining, Inc.
Valcambi S.A.
WIELAND Edelmetalle GmbH
Yamakin Co., Ltd.
Yokohama Metal Co., Ltd.

Tantalum Smelters/Refiners

AMG Brasil
Asaka Riken Co., Ltd.
Changsha South Tantalum Niobium Co., Ltd.
D Block Metals, LLC
Exotech Inc.
F&X Electro-Materials Ltd.
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Global Advanced Metals Boyertown
XIMEI RESOURCES (GUANGDONG) LIMITED
TANIOBIS Co., Ltd.
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.
TANIOBIS Japan Co., Ltd.
TANIOBIS Smelting GmbH & Co. KG
TANIOBIS GmbH
Hengyang King Xing Lifeng New Materials Co., Ltd.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Jiangxi Tuohong New Raw Material
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Tanbre Co., Ltd.
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET de Mexico
Meta Materials
Metallurgical Products India Pvt., Ltd.
Mineracao Taboca S.A.
Mitsui Mining and Smelting Co., Ltd.
NPM Silmet AS
Ningxia Orient Tantalum Industry Co., Ltd.
QuantumClean
Resind Industria e Comercio Ltda.
Yanling Jincheng Tantalum & Niobium Co., Ltd.
Solikamsk Magnesium Works OAO
Taki Chemical Co., Ltd.
Telex Metals
Ulba Metallurgical Plant JSC
XinXing HaoRong Electronic Material Co., Ltd.

Tin Smelters/Refiners

Alpha
An Vinh Joint Stock Mineral Processing Company
PT Bukit Timah
PT Refined Bangka Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

Chifeng Dajingzi Tin Industry Co., Ltd.
China Tin Group Co., Ltd.
Yunnan Tin Company Limited
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
CRM Synergies
CV Ayi Jaya
PT Aries Kencana Sejahtera
PT Rajehan Ariq
CV Venus Inti Perkasa
Dongguan CiEXPO Environmental Engineering Co., Ltd.
Dowa
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
EM Vinto
Estanho de Rondonia S.A.
Fenix Metals
Minsur
Gejiu City Fuxiang Industry and Trade Co., Ltd.
Gejiu Fengming Metallurgy Chemical Plant
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gejiu Zili Mining And Metallurgy Co., Ltd.
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
HuiChang Hill Tin Industry Co., Ltd.
PT Timah Tbk Mentok
Jiangxi New Nanshan Technology Ltd.
PT Timah Tbk Kundur
Luna Smelter, Ltd.
Ma'anshan Weitai Tin Co., Ltd.
Magnu's Minerais Metais e Ligas Ltda.
Malaysia Smelting Corporation (MSC)
Melt Metais e Ligas S.A.
Metallic Resources, Inc.
Metallo Belgium N.V.
Metallo Spain S.L.U.
Mineracao Taboca S.A.
VQB Mineral and Trading Group JSC
Mitsubishi Materials Corporation
Modeltech Sdn Bhd
Nghe Tinh Non-Ferrous Metals Joint Stock Company
Novosibirsk Processing Plant Ltd.
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
Operaciones Metalurgicas S.A.
Pongpipat Company Limited
Precious Minerals and Smelting Limited
PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya

PT Babel Inti Perkasa
PT Babel Surya Alam Lestari
PT Bangka Serumpun
PT Cipta Persada Mulia
PT Lautan Harmonis Sejahtera
PT Menara Cipta Mulia
PT Mitra Stania Prima
PT Mitra Sukses Globalindo
PT Prima Timah Utama
PT Rajawali Rimba Perkasa
PT Stanindo Inti Perkasa
PT Sukses Inti Makmur
PT Timah Nusantara
PT Tinindo Inter Nusa
Resind Industria e Comercio Ltda.
Rui Da Hung
Soft Metais Ltda.
Super Ligas
Thai Nguyen Mining and Metallurgy Co., Ltd.
Thaisarco
Tin Technology & Refining
Tuyen Quang Non-Ferrous Metals Joint Stock Company
White Solder Metalurgia e Mineracao Ltda.
Yunnan Yunfan Non-ferrous Metals Co., Ltd.

Tungsten Smelters/Refiners

A.L.M.T. Corp.
ACL Metais Eireli
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Artek LLC
Asia Tungsten Products Vietnam Ltd.
Kennametal Huntsville
Guangdong Xianglu Tungsten Co., Ltd.
Chenzhou Diamond Tungsten Products Co., Ltd.
China Molybdenum Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
CNMC (Guangxi) PGMA Co., Ltd.
Cronimet Brasil Ltda
Fujian Ganmin RareMetal Co., Ltd.
Ganzhou Haichuang Tungsten Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
GEM Co., Ltd.
Global Tungsten & Powders Corp.
TANIOBIS Smelting GmbH & Co. KG
H.C. Starck Tungsten GmbH

Hunan Chunchang Nonferrous Metals Co., Ltd.
Hunan Chenzhou Mining Co., Ltd.
Hydrometallurg, JSC
Japan New Metals Co., Ltd.
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
JSC "Kirovgrad Hard Alloys Plant"
Kennametal Fallon
KGETS Co., Ltd.
Lianyou Metals Co., Ltd.
Malipo Haiyu Tungsten Co., Ltd.
Masan High-Tech Materials
Moliren Ltd.
Niagara Refining LLC
NPP Tyazhmetprom LLC
Philippine Chuangxin Industrial Co., Inc.
Unecha Refractory metals plant
Wolfram Bergbau und Hutten AG
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

Table 2: Aggregated Countries of Origin

ITALY
UNITED STATES OF AMERICA
UGANDA
AUSTRALIA
JAPAN
UNITED ARAB EMIRATES
GERMANY
UZBEKISTAN
BRAZIL
CHINA
SWITZERLAND
CANADA
TURKEY
SOUTH AFRICA
INDIA
PHILIPPINES
SWEDEN
COLOMBIA
MEXICO
KOREA, REPUBLIC OF

RUSSIAN FEDERATION
ZIMBABWE
GHANA
KAZAKHSTAN
POLAND
KYRGYZSTAN
SAUDI ARABIA
ANDORRA
BELGIUM
SINGAPORE
MALAYSIA
NEW ZEALAND
AUSTRIA
CHILE
INDONESIA
NETHERLANDS
FRANCE
CZECHIA
SPAIN
TAIWAN, PROVINCE OF CHINA
LITHUANIA
SUDAN
THAILAND
ESTONIA
NORTH MACEDONIA
VIET NAM
BOLIVIA (PLURINATIONAL STATE OF)
PERU
RWANDA
MYANMAR
Norway
Mauritania